As filed with the Securities and Exchange Commission on January 22, 1996
                                               Registration No. 33-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  __________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1993
                                  __________

                               ORNDA HEALTHCORP
          (Exact name of registrant as specified in its charter)

             Delaware                                  75-1776092
     (State or other jurisdiction       (I.R.S. Employer Identification No.)
   of incorporation or organization)

                        3401 West End Avenue Suite 700
                          Nashville, Tennessee 37203
 (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                                  __________

                OrNda HealthCorp Employee Stock Purchase Plan
            OrNda HealthCorp Outside Directors Stock Option Plan
                          (Full title of the Plan)
                                  __________

                            Ronald P. Soltman, Esq.
             Senior Vice President, Secretary and General Counsel
                              OrNda HealthCorp
                      3401 West End Avenue, Suite 700
                           Nashville, TN  37203
                             (615) 383-8599
        (Name and address and telephone number, including area code, of agent for service)
                                  __________




          (Note:  Facing page information is continued on page ii)

                        CALCULATION OF REGISTRATION FEE
================================================================================================================
Title of Securities  Amount to be   Proposed Maximum Offering  Proposed Maximum Aggregate  Amount of
to be Registered     Registered(1)  Price Per Share (2)        Offering Price(2)           Registration Fee
________________________________________________________________________________________________________________
Common Stock         1,300,000      $24.38                     $31,694,000                 $10,928.97
($.01 par value)
================================================================================================================

(1) The registration statement also includes an indeterminable number of additional shares pursuant to the stock split and other similar adjustment provisions of the Plans.

(2) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") on the basis of the average of the $25.00 high and $23.75 low sale prices for a share of Common Stock on the New York Stock Exchange on Tuesday, January 16, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents heretofore filed with the Securites and Exchange Commission (the "Commission") by OrNda HealthCorp (File No. 1-11591), which corporation is herein refered to as "OrNda" or the "registrant", ar incorporated by reference in this registration statement:

          (a) OrNda's Annual Report on Form 10-K for the year ended August 31, 1995.

          (b) OrNda's Quarterly Report on Form 10-Q for the quarter ended November 30, 1995.

          (c) OrNda's Current Reports on Form 8-K dated September 27, 1995, October 2, 1995, October 10, 1995, October 30, 1995,
               October 31, 1995, November 6, 1995, November 24,1995, December 13, 1995 and January 3, 1996.

          (d) The description of the registrant's Common Stock which is contained in the registrant's Registration Statement on Form 8-A filed with the Commssion on December 13, 1995 under section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

          Not applicable.
Item 5.   Interests of Named Experts and Counsel.

          The legality of the shares of Common Stock offered hereby will be passed upon for the registrant by Ronald P. Soltman, Senior Vice President, Secretary and General Counsel of the registrant. Mr. Soltman is paid a salary by registrant and participates in various employee benefit plans offered to officers and employees of registrant generally. In addition, at January 22, 1996, Mr. Soltman held options to purchase 30,000 shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law ("Delaware Law") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

          Article Seven of the Restated Certificate of Incorporation of the registrant and Article VI of the ByLaws of the Registrant provide that the registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware Law. The Registrant has entered into indemnification agreements with each of its directors and officers at or above the Vice President level. Such indemnification agreements are intended to provide a contractual right to indemnification, to the maximum extent permitted by law, for expenses (including attorneys' fees) judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by applicable law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status in such positions. Such indemnification agreements do not change the basic legal standards for indemnification set forth under Delaware Law or the Restated Certificate of Incorporation of the registrant. Such agreements are intended to be in furtherance, and not in limitation of, the general right to indemnification provided in the registrant's Restated Certificate of Incorporation.

          Section 102(b)(7) of Delaware Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article Eight of the registrant's Restated Certificate of Incorporation contains such a provision.

          In addition, the registrant maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the registrant may incur in such capacities.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The exhibits to this registration statement are listed in the
Exhibit Index found immediately preceding the exhibits which information is incorporated herein by reference.

Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)To include any material information with respect
                         to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                              Provided, however, that paragraphs (a)(l)(i) and
                         (a)(l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware Law, the Restated Certificate of Incorporation and the Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

The Registrant.     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 22nd day of January, 1996.


                              ORNDA HEALTHCORP

                              By:  /s/ Ronald P. Soltman
                                   Ronald P. Soltman
                                   Senior Vice President


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith B. Pitts and Ronald P. Soltman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of January 1996 by the following persons in the capacities indicated.
Signature                          Title

/s/ Charles N. Martin, Jr.         Chairman of the Board, President and
Charles N. Martin, Jr.             Chief Executive Officer
                                   (Principal Executive Officer)

/s/ Keith B. Pitts                 Executive Vice President and
Keith B. Pitts                     Chief Financial Officer
                                   (Principal Financial Officer)

/s/ Phillip W. Roe                 Vice President-Controller
Phillip W. Roe                     (Principal Accounting Officer)

/s/ Richard A. Gilleland           Director
Richard A. Gilleland

/s/ Leonard Green                  Director
Leonard Green

/s/ Peter A. Joseph                Director
Peter A. Joseph

/s/ Paul S. Levy                   Director
Paul S. Levy


Angus C. Littlejohn, Jr.           Director


/s/ John F. Nickoll                Director
John F. Nickoll

/s/ John J. O'Shaughnessy          Director
John J. O'Shaughnessy

/s/ M. Lee Pearce, M.D.            Director
M. Lee Pearce, M.D.













                                  EXHIBITS

                                     TO

                                  FORM S-8

                                   UNDER

                         THE SECURITIES ACT OF 1933

                            ____________________

                              ORNDA HEALTHCORP
                            ____________________

                              1,300,000 SHARES

                                     OF

                                COMMON STOCK

                                EXHIBIT INDEX

Exhibit No.      Description of Exhibit

4(a). . . .      Restated Certificate of Incorporation of the Registrant as
                 amended through October 1991. (Incorporated by reference to exhibits filed with the Registrant's Current Report on Form
                 8-K dated October 15, 1991.)

4(b). . . .      Certificate of Amendment to Registrants' Restated Certificate
                 of Incorporation. (Incorporated by reference to Exhibit 3 to the Registrants' Current Report on Form 8-K dated April 19,
                 1994.)

4(c). . . .      Bylaws of the Registrant.  (Incorporated by reference to
                 Exhibit 4(c) included in the Company's Registration Statement on Form S-8 under the Securities Act of 1993, File No.
                 33-81778.)

4(d). . . .      OrNda HealthCorp Employee Stock Purchase Plan.  (Incorporated
                 by reference from Exhibit A to Registrant's definitive proxy statement for its 1996 Annual Meeting of Stockholders filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on December 8, 1995.)

4(e). . . .      OrNda HealthCorp Outside Directors Stock Option Plan.
                 (Incorporated by reference from Exhibit B to Registrant's definitive proxy statement for its 1996 Annual Meeting of Stockholders filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on December 8, 1995.)

5 . . . . .      Opinion of Ronald P. Soltman, Esq. (including the consent of such counsel) regarding legality of securities being offered

23(a) . . .      Consent of Independent Auditors

23(b) . . .      Consent of Ronald P. Soltman, Esq. (included as part of
                 opinion filed pursuant to Exhibit 5 hereof)

24(a) . . .      Power of Attorney (included on page II-5 of this registration statement)

24(b) . . .      Certified Board resolution relating to Powers of Attorney